Bellicum Pharmaceuticals Licenses TCR Technology
From Leiden University Medical Center

Lead TCR candidate targeting solid tumors to begin clinical studies in 2015

HOUSTON, TX – April 29, 2015 – Bellicum Pharmaceuticals, Inc. (Nasdaq: BLCM), a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies, today announced it has entered into a license agreement with Leiden University Medical Center (LUMC), Netherlands, for worldwide rights to develop, manufacture and commercialize high-affinity TCR (T cell receptor) product candidates targeting solid tumors expressing the preferentially-expressed antigen in melanoma, or PRAME.

TCRs are engineered T cells that are activated when in the presence of target antigens in cancer cells. The lead TCRs under this license agreement have been shown to have a high affinity to PRAME, a cancer antigen that is preferentially expressed in melanomas, sarcomas, neuroblastomas and other solid tumors, but generally not expressed in normal tissue.

Bellicum’s first TCR product candidate under this agreement, BPX-701, targets PRAME and is expected to enter Phase 1/2 clinical trials before the end of 2015. BPX-701 incorporates Bellicum’s proprietary safety mechanism, CaspaCIDe®, for improved control over the cells.

Bellicum also exclusively licensed LUMC’s TCR technology targeting POU-2AF1. These TCRs have a high affinity to the B cell transcription factor expression product of POU-2AF1, which is present in primary chronic lymphocytic leukemia (CLL), acute lymphocytic leukemia (ALL), mantle cell lymphoma and multiple myeloma.

“TCRs are demonstrating broad potential for the treatment of solid tumors,” said Tom Farrell, President and Chief Executive Officer of Bellicum Pharmaceuticals. “The cancer targets under this license, combined with our CaspaCIDe safety mechanism, form the basis of a growing portfolio of differentiated T cell therapies with the potential to address a wide range of cancers.”
About Leiden University Medical Center
As a center of medical innovations the Leiden University Medical Center (LUMC) strives towards an internationally recognized leading role in the improvement of quality of health care. The core businesses of LUMC are patient care, research, education and training. The clinical and laboratory research at the department of Hematology of the LUMC has led to the discovery of TCRs with high specificity for tumor cells that now can be explored in clinical studies. The research of the Department of Hematology aims to translate basic research achievements into clinical applications in the field of hematopoietic stem cell transplantation and immune therapy of cancer. The establishment of the license agreement has been facilitated by knowledge exchange office Luris, on behalf of LUMC.

About Bellicum Pharmaceuticals
Bellicum is a clinical stage biopharmaceutical company focused on discovering and developing novel cellular immunotherapies for various forms of cancer, including hematological cancers and solid tumors, as well as orphan inherited blood disorders. The Company is using its proprietary Chemical Induction of Dimerization, or CID, technology platform to engineer and control components of the immune system in real time. Bellicum is developing next-generation product candidates in some of the most important areas of cellular immunotherapy, including hematopoietic stem cell transplantation, or HSCT, CAR T cell therapy, and dendritic cell vaccines.
*CaspaCIDe® is a trademark registered with the U.S. Patent and Trademark Office.

Forward-Looking Statement
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as "predicts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "will," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the timing of our clinical trials and of our research and development activities relating to BPX -701 and our expectations regarding our other programs. Various factors may cause differences between Bellicum’s expectations and actual results as discussed in greater detail in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our annual report on Form 10-K for the year ended December 31, 2014. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.
CONTACTS
Investors:
Alan Musso, CFO
Bellicum Pharmaceuticals
832-384-1116
amusso@bellicum.com
or
Media:
Brad Miles
BMC Communications
646-513-3125
bmiles@bmccommunications.com

For contact with the Leiden University Medical Center, contact the press officer at directorate Communication, telephone +31 71 526 8005, e-mail: communicatie@lumc.nl.